SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                  Form 8-K
                               CURRENT REPORT



 Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934




     Date of Report (Date of earliest event reported) December 3, 1996





                   ULTRAMAR DIAMOND SHAMROCK CORPORATION
           (Exact name of registrant as specified in its charter)






        Delaware              1-11154                   13-3663331
(State of incorporation)    (Commission      (IRS Employer Identification No.)
                            File Number)



9830 Colonnade Boulevard, San Antonio, Texas                          78230
  (Address of principal executive offices)                          (Zip Code)




     Registrant's telephone number, including area code (210) 641-6800

Item 5.  Other Events.

         The merger of Diamond Shamrock, Inc. ("Diamond Shamrock") with and into Ultramar Corporation (the "Company") was approved by the stockholders of both Diamond Shamrock and the Company and consummated on December 3, 1996. As a result of the merger, (i) each share of common stock of Diamond Shamrock was converted into the right to receive 1.02 shares of common stock of the Company, with cash to be paid in lieu of fractional shares, and (ii) each share of 5% cumulative convertible preferred stock of Diamond Shamrock was converted into the right to receive one share of a newly created issue of 5% cumulative convertible preferred stock of the Company. In addition, the Company was renamed Ultramar Diamond Shamrock Corporation and its New York Stock Exchange stock ticker symbol was changed to "UDS". A copy of the press release dated December 3, 1996, announcing the consummation of the merger is attached hereto as Exhibit 99.1 and by this reference made a part hereof.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         1.  Financial Statements of Business Acquired. Not Applicable.

         2.  Pro Forma Financial Information. Not Applicable.

         3.  Exhibits. See the Index to Exhibits attached hereto.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 ULTRAMAR DIAMOND
                                                SHAMROCK CORPORATION
                                                   (Registrant)

Dated:  December 4, 1996

                                           By:  /s/ H. Pete Smith
                                                -------------------------------
                                                Name:  H. Pete Smith
                                                Title: Executive Vice President
                                                       and Chief Financial
                                                       Officer

                               EXHIBIT INDEX




     Exhibit   Description                                      Page



      99.1     Press Release dated December 3, 1996.              4